UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 6, 2006 (April 3, 2006)

NOVASTAR RESOURCES LTD.

(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of principal executive offices)

800.685.8082
(Issuer’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION

OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignations and Appointments of Directors.

In connection with the Merger Agreement, dated February 14, 2006, between Novastar Resources Ltd. (the “Company”) and Thorium Power, Inc., Paul G. Carter and Charles H. Merchant tendered their resignations on March 17, 2006, as the only directors of the Company, effective automatically as of April 2, 2006, which was the tenth day following the mailing to the stockholders of the Company of an information statement that complies with the requirements of Rule 14f-1. On April 2, 2006, Seth Grae, Thomas Graham, Jr. and Cornelius J. Milmoe became members of the Board of Directors. There was no disagreement between the resigning directors and the Company at the time of their resignations.

On April 3, 2006, the Board of Directors of the Company appointed Thomas Graham, Jr. as Chairman of the Board of Directors of the Company, effective immediately.

Biographical Information

Following is biographical information regarding each of Novastar’s directors:

SETH GRAE. Mr. Grae, age 42, became the Chief Executive Officer, President, Interim Chief Financial Officer and Interim Treasurer of Novastar on March 17, 2006, and he became a director of Novastar on April 2, 2006.

Mr. Grae is the President, the Chief Executive Officer and a director of Thorium Power. Mr. Grae has played an active role in all business activities of Thorium Power since its inception in 1992. He is a member of the board of directors of the Bulletin of the Atomic Scientists and has served as co-chair of the American Bar Association’s Committee on Arms Control and Disarmament. As a member of the board of directors of the Lawyers Alliance for World Security, Mr. Grae helped advise on the drafting of nuclear export control regulations in China and Belarus, and he participated in consultations with the government of India on nuclear power and weapons. He represented refuseniks pro bono who were nuclear scientists, in securing exit visas from the Soviet Union. Mr. Grae led the efforts that resulted in Thorium Power becoming one of the first Western companies to contract with Russian nuclear institutes and become one of the first grant recipients from the United States Department of Energy (“DOE”) for nuclear non-proliferation-related work in Russia. Mr. Grae obtained his B.A. from Brandeis University cum laude, J.D. from American University, LL.M. in International Law with honors from Georgetown University and M.B.A. from Georgetown University.

THOMAS GRAHAM, JR. Ambassador Graham, age 72, became the Interim Secretary of Novastar on March 17, 2006 and became a director of Novastar on April 2, 2006 and was appointed the Chairman of Novastar on April 3, 2006.

Ambassador Graham is one of the world’s leading experts in nuclear non-proliferation. Ambassador Graham has served as a senior U.S. diplomat involved in the negotiation of every major international arms control and non-proliferation agreement for the past 35 years, including the Strategic Arms Limitations Talks (SALT Treaties), Strategic Arms Reduction Talks (START Treaties), Anti-Ballistic Missile (ABM) Treaty, Intermediate Nuclear Forces (INF) Treaty, Nuclear Non-Proliferation Treaty (NPT), Conventional Armed Forces in Europe (CFE) Treaty and Comprehensive Test Ban Treaty (CTBT). In 1993, Ambassador Graham served as the Acting Director of the U.S. Arms Control and Disarmament Agency (ACDA), and for seven months in 1994 served as the Acting Deputy Director. From 1994 through 1997, he served as the Special Representative of the President of the United States for Arms Control, Non-Proliferation and Disarmament, and in this capacity successfully led U.S. government efforts to achieve the permanent extension of the NPT. He also served for 15 years as the general counsel of ACDA. Ambassador Graham worked on the negotiation of The Chemical Weapon Convention and The Biological Weapons Convention. He drafted the implementing legislation for the Biological Weapons Convention and managed the Senate approval of the ratification of the Geneva Protocol banning the use in war of chemical and biological weapons. He is Chairman of the Board of the Cypress Fund for Peace and Security. He is also Chairman of the Board of Mexco Energy Corporation, an oil and gas exploration company listed on the American Stock Exchange (stock ticker symbol MXC). Ambassador Graham received an A.B. in 1955 from Princeton and a J.D. in 1961 from Harvard University. He is a member of the Kentucky, the District of Columbia and the New York Bars and is a member of the Council on Foreign Relations. He chaired the Committee on Arms Control and Disarmament of the American Bar Association from 1986-1994. Ambassador Graham received the Trainor Award for Distinction in Diplomacy from Georgetown University in 1995.

CORNELIUS J. MILMOE. Mr. Milmoe, age 59, became a director of Novastar on April 2, 2006 and he was appointed the Chief Operating Officer of Novastar on April 4, 2006.

Mr. Milmoe served as counsel for General Electric’s nuclear fuel business that provided nuclear fuel fabrication, software and design services to 50 nuclear reactors in the U.S., Europe, Japan, Mexico and Taiwan. At GE Nuclear Fuel, Mr. Milmoe led legal negotiations for all reactor reload contracts (valued at $30 to $300 million each), created a joint venture with Hitachi and Toshiba to build a $70 million modern fuel processing plant that reduced costs by 30% and environmental effluents by 90%, and created a marketing joint venture with ENUSA that led to GE Nuclear Fuel’s first fuel sales at plants in Germany and Finland. Since leaving GE in 2000, Mr. Milmoe has run his own consulting firm, focusing on international energy transactions. Mr. Milmoe formed a project team to recover low enriched uranium for fuel fabrication from uranium concentrates at the Ulba Metallurgical plant in Kazakhstan. The DOE-supported project team included GE, Brookhaven National Lab, Massachusetts Institute of Technology, Kazatomprom and RWE Nukem. Mr. Milmoe’s other projects include construction of a copper-beryllium alloy processing plant in Kazakhstan, sourcing zirconium components in Russia for Western nuclear power plants and R&D agreements for advanced nuclear technologies. Mr. Milmoe’s firm has also received contracts to improve DOE reporting and management of all projects relating to the implementation of President Bush’s National Energy Policy and DOE’s international energy agreements, particularly science and technology agreements and nuclear non-proliferation agreements. Mr. Milmoe earned his B.A. from Colgate University in 1969 and later earned his J.D. from Columbia University Law School and was admitted to the bar in 1974. From 1974 to 1980, Mr. Milmoe served as Staff Attorney and Special Assistant to the New York Public Service Commission. From 1980 to 1994, Mr. Milmoe served as counsel for the following divisions of

General Electric: GE Naval & Small Steam Turbines, GE Aircraft Engines, GE Government Services, GE Automated Systems, GE Aircraft Instruments, GE Armament Systems and GE Silicones.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit	Description

No.

99.1	Press Release, dated April 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Reno, Nevada on April 6, 2006.

NOVASTAR RESOURCES LTD.

By:/s/ Seth Grae
Seth Grae
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated April 3, 2006.

Exhibit 99.1

Graham Press Release